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                                                                    EXHIBIT 99.2

                          PLEASE DETACH PROXY CARD HERE
                           --------------------------

                             IOS BRANDS CORPORATION
                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              Special Meeting of Stockholders,        , 2002

         The undersigned stockholder of IOS Brands Corporation., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of
Stockholders and Joint Proxy Statement/Prospectus each dated        , 2002 and
hereby appoints        , and each of them, proxies, with full power of
substitution and revocation, to vote as designated below, all shares of common stock of IOS Brands Corporation, which the undersigned is entitled to vote at the Special Meeting of Stockholders of IOS Brands Corporation to be held
on        , 2002, at the offices of IOS Brands Corporation, 3113 Woodcreek
Drive, Downers Grove, Illinois 60515 at 110:00 a.m. Central time and at any adjournment or postponement thereof.

         The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" Proposal No. 1, "FOR" Proposal No. 2 and "FOR" Proposal No. 3. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

         TO VOTE BY MAIL, PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND
RETURN PROMPTLY USING THE ENCLOSED ENVELOPE BY     A.M. ON         , 2002.

                          PLEASE DETACH PROXY CARD HERE
                           --------------------------

The Board of Directors recommends a vote "FOR" Proposal No. 1, a vote "FOR" Proposal No. 2 and a vote "FOR" Proposal No. 3:


                                                                           FOR                AGAINST          ABSTAIN
1.  To approve amendments to the certificate of incorporation of IOS       [ __ ]             [ __ ]           [ __ ]
Brands Corporation, which would, among other things, change the corporate name of IOS Brands Corporation to "FTD, Inc.,"  increase the number of shares of capital stock the board is authorized to issue and create a classified board of directors.
2.  To approve one-time bonus payments to be awarded to each of Robert     [ __ ]             [ __ ]           [ __ ]
L. Norton, Chairman, President and Chief Executive Officer of IOS Brands
Corporation, and Michael J. Soenen, President and Chief Executive
Officer of FTD.COM Inc., in the event the merger, whereby FTD.COM Inc.
will become a wholly-owned subsidiary of IOS Brands Corporation, is completed on or before June 30, 2002.
3.  To approve the FTD, Inc. 2002 Long-Term Equity Incentive Plan.         [ __ ]             [ __ ]           [ __ ]

Note:

1. In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated. In the case of a partnership, please sign in partnership name by an authorized person.

2. In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3. Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title as such.


Signature: ____________________ Title: ____________________ Date:_______________

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                              FOLD AND DETACH HERE